                                                                    EXHIBIT 5.01
                                                                    ------------

                               August 2, 2000
Egghead.com, Inc.
1350 Willow Road
Menlo Park, CA 94025

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Egghead.com, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on or about August 2, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,045,587 shares of the Company's common stock, $0.001 par value (the "Stock"), subject to issuance as follows:

          (a) 1,000,000 shares of Stock reserved for issuance under the Company's 2000 Equity Incentive Plan, as adopted on March 13, 2000 (the "2000 Plan");

          (b) 1,487,700 shares of Stock, reserved for issuance under the Company's 1995 Equity Incentive Plan, as amended and restated on September 10, 1999 (the "1995 Plan"), pursuant to an evergreen increase on January 1, 2000; and

          (c) 557,887 shares of Stock reserved for issuance granted under the Company's 1996 Employee Stock Purchase Plan, as amended and restated on March 16, 1998 (the "Purchase Plan"), pursuant to an evergreen increase on January 1, 2000.

          In rendering this opinion, we have examined the following:

          (1) the Company's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 19, 1999;

          (2) the Company's Amended and Restated Bylaws, as adopted on September 10, 1999;

          (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

          (4) the prospectuses prepared in connection with the Registration Statement (the "Prospectuses");

          (5) the minutes of meetings and actions by written consent of the Company's stockholders and Board of Directors that are contained in the Company's minute books and that are in our possession;

          (6) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options to be granted in the future, dated as of the date hereof);

          (7) the 2000 Plan and 1995 Plan, and related stock option and stock option exercise agreement forms;

          (8) the Purchase Plan and related award grant and exercise agreement forms;

          (9) a Management Certificate executed by you, addressed to us and dated of even date herewith, containing certain factual and other representations.

          In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock, when issued, will be properly signed by authorized officers of the Company or their agents.

          As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
                                                         -------
aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

          We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

          Based upon the foregoing, it is our opinion that: (1) the up to 1,000,000 shares of Stock to be issued and sold by the Company upon the exercise of the stock options granted or to be granted under the 2000 Plan, (b) the up to 1,487,700 shares of Stock to be issued and sold by the Company upon the exercise of the stock options granted or to be granted under the 1995 Plan, and (c) the up to 557,887 shares of Stock to be issued and sold by the Company upon the exercise of the purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and the applicable stock option or purchase agreements entered into or to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, each Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/ HORACE L. NASH
                                        ----------------------------------
                                        Horace L. Nash, a Partner